Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated March 31, 2022 with respect to the audited financial statements of Maxpro Capital Acquisition Corp (the “Company”) as of December 31, 2021 and for the period from June 2, 2021 (inception) to December 31, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 22, 2022

10370 Richmond Avenue, Suite 600, Houston, Texas 77042	713.343.4286

Zhongzhou Holdings Financial Center (Tower B) #2205 No. 88, Haide Yi Road, Nanshan District, Shenzhen, P.R. China 518054	86.755.86278659

Jintai Guoyi Tower #2007-2008 No. 103, Chaoyang North Road, Chaoyang District, Beijing, P.R. China 100123	86.010.85563995

www.malonebailey.com

Public Company Accounting Oversight Board Registered AICPA An Independently Owned and Operated Member of Nexia International